Exhibit 99.1

Cray Media:	Investors:
Nick Davis	Paul Hiemstra
206/701-2123	206/701-2044
pr@cray.com	ir@cray.com

CRAY INC. REPORTS FIRST QUARTER FINANCIAL RESULTS
Company awarded $70 million contract and reaffirms annual guidance for 2014

Seattle, WA - April 29, 2014 - Global supercomputer leader Cray Inc. (Nasdaq: CRAY) today announced financial results for the first quarter ended March 31, 2014.

All figures in this release are based on U.S. GAAP unless otherwise noted. A reconciliation of GAAP to non-GAAP measures is included in the financial tables in this press release. Given the nature of the business, the Company’s results can fluctuate dramatically quarter-to-quarter.

Revenue for the quarter was $55.1 million compared to $79.5 million in the prior year period. The Company reported a net loss for the quarter of $12.9 million, or $0.34 per diluted share, compared to a net loss of $7.6 million, or $0.20 per diluted share in the first quarter of 2013. Non-GAAP net loss was $17.6 million, or $0.46 per diluted share for the quarter, compared to $8.4 million, or $0.23 per diluted share for the same period last year.

Overall gross profit margin for the first quarter of 2014 was 33% compared to 30% for the first quarter of 2013. Total non-GAAP gross profit margin for the first quarter of 2014 was 34% compared to 32% for the first quarter of 2013.

Operating expenses for the first quarter were $39.8 million compared to $36.9 million for the prior year period. Non-GAAP operating expenses for the first quarter were $37.3 million, compared to $35.2 million for the prior year period.

As of March 31, 2014, cash, investments and restricted cash totaled $278.6 million compared to $220.4 million at December 31, 2013. Working capital at the end of the first quarter was $314.9 million, compared to $334.9 million at December 31, 2013.

“We’re off to a solid start to the year,” said Peter Ungaro, president and CEO of Cray. “We exceeded our revenue target for the first quarter, led by several CS300 supercomputer installations in the U.S. and Japan, and we were recently awarded a significant new contract by the U.S. Department of Energy for a next generation XC supercomputer which is expected to be NERSC’s next flagship system. Our big data storage and analytics offerings continue to expand, and we were recently awarded our first contract for our latest storage offering called Tiered Adaptive Storage, which enables the transparent management and access of data across a dynamic storage hierarchy. While we still have a lot of work left to do to achieve our outlook for the year, I am excited about the progress we are making as we continue to target growth at two-times the market rates in our targeted markets.”

Outlook
For 2014, while a wide range of results remains possible, the Company anticipates revenue to be in the range of $600 million for the year. Revenue is expected to ramp quarterly during 2014, with about $75 million for the second quarter and somewhat more than 50% of the year weighted to the fourth quarter.

Non-GAAP gross margin for 2014 is anticipated to be in the mid-30% range. Total non-GAAP operating expenses for the year are anticipated to be about $175 million. Based on this outlook, the Company expects to be profitable on both a GAAP and non-GAAP basis for 2014.

The Company’s 2014 effective non-GAAP tax rate is expected to be about 10%.

Actual results for any future period are subject to large fluctuations given the nature of Cray’s business.

Recent Highlights

•
In April, the U.S. Department of Energy’s National Energy Research Scientific Computing Center (NERSC) chose a next-generation Cray XC supercomputer for its future system to address a broad range of demanding computational challenges. The multi-year contract is valued at more than $70 million and the supercomputer and storage solution is expected to be delivered in 2016.

•
In April, Cray was awarded a contract to deliver a Cray Tiered Adaptive Storage (TAS) solution to the North German Supercomputing Alliance (HLRN). Cray TAS is an open storage and archiving solution for big data and high performance computing environments, and gives HLRN a long-term data management solution for its High Performance Computing Center located in Hannover, Germany.

•
In March, Cray was awarded a contract to provide the Hong Kong Sanatorium & Hospital (HKSH) with a Cray XC30 supercomputer -- the first XC30 system in China. One of the largest private hospitals in Hong Kong, HKSH will use its Cray XC30 system to further medical research in the areas of bioinformatics and next generation sequencing.

•
In March, Cray announced the opening of the Company's new supercomputer manufacturing facility in Chippewa Falls, Wisconsin. With the addition of this second facility and recent upgrades to its existing primary manufacturing site, Cray has roughly doubled its manufacturing capacity.

•
Cray’s YarcData division was recently awarded a new contract by an international government customer for its Urika data discovery appliance based on its capability to scale on very large graph applications.

•
In February, Cray was selected as part of a consortium of industry, academia and government organizations to partner with the U.S. federal government in an effort to improve manufacturing capabilities in the U.S.  Cray is a member of the Digital Manufacturing and Design Innovation (DMDI) Institute team that is led by UI Labs and headquartered in Chicago, Illinois.  Other members of the DMDI team include ANSYS, Boeing, General Dynamics, General Electric, Honeywell, Procter & Gamble, Rolls-Royce, Siemens, and The Dow Chemical Company.

Conference Call Information
Cray will host a conference call today, Tuesday, April 29, 2014 at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss its first quarter financial results. To access the call, please dial into the conference at least 10 minutes prior to the beginning of the call at (855) 894-4205 and enter the access code 32831166. International callers should dial (832) 900-4685. To listen to the audio webcast, go to the Investors section of the Cray website at http://investors.cray.com.

If you are unable to attend the live conference call, an audio webcast replay will be available in the Investors section of the Cray website for 180 days. A telephonic replay of the call will also be available by dialing (855) 859-2056, international callers dial (404) 537-3406, and entering the access code 32831166. The conference call replay will be available for 48 hours, beginning at 4:30 p.m. PDT on Tuesday, April 29, 2014.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release. Management believes that the non-GAAP financial measures that we have set forth provide additional insight for analysts and investors and facilitate an evaluation of Cray’s financial and operational performance that is consistent with the manners in which management evaluates Cray’s financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of Cray’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, or disclosures, required by generally accepted accounting principles, or GAAP. These measures are adjusted as described in the reconciliation of GAAP to non-GAAP numbers at the end of this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review and consider this non-GAAP information as well as the GAAP financial results that are disclosed in Cray’s SEC filings.

Additionally, we have not quantitatively reconciled the non-GAAP guidance measures disclosed under “Outlook” to their corresponding GAAP measures because we do not provide specific guidance for the various reconciling items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles, costs related to acquisitions, purchase accounting adjustments, and gain on significant asset sales, as certain items that impact these measures have not occurred, are out of our control or cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact our financial results.
About Cray Inc.
Global supercomputing leader Cray Inc. (Nasdaq: CRAY) provides innovative systems and solutions enabling scientists and engineers in industry, academia and government to meet existing and future simulation and analytics challenges. Leveraging 40 years of experience in developing and servicing the world’s most advanced supercomputers, Cray offers a comprehensive portfolio of supercomputers and Big Data storage and analytics solutions delivering unrivaled performance, efficiency and scalability. Cray’s Adaptive Supercomputing vision is focused on delivering innovative next-generation products that integrate diverse processing technologies into a unified architecture, allowing customers to meet the market’s continued demand for realized performance. Go to www.cray.com for more information.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements related to Cray’s financial guidance and expected future operating results and its product sales and delivery plans. These statements involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions as well as known and unknown risks and uncertainties can affect the accuracy of forward-looking statements and cause actual results to differ materially from those anticipated by these forward-looking statements. Factors that could affect actual future events or results include, but are not limited to, the risk that Cray does not achieve the operational or financial results that it expects, the risk that the systems ordered by customers are not delivered when expected, do not perform as expected once delivered or have technical issues that must be corrected before acceptance, the risk that the acceptance process for delivered systems is not completed, or customer acceptances are not received, when expected or at all, the risk that Cray will not be able to secure orders for Cray systems to be delivered and accepted in 2014 when or at the levels expected, the risk that Cray’s Big Data growth initiatives, including storage, are not successful, the risk that Cray is not able to successfully complete its planned product development efforts in a timely fashion or at all, the risk that planned future third-party processors are not available with the performance expected or when expected, the risk that Cray is not able to achieve anticipated gross margin or expense levels, and such other risks as identified in Cray’s quarterly report on Form 10-Q for the period ended March 31, 2014, and from time to time in other reports filed by Cray with the U.S. Securities and Exchange Commission. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. Cray undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change Cray’s expectations.

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Cray, YarcData and Urika are federally registered trademarks of Cray Inc. in the United States and other countries, and XC30 and CS300 are trademarks of Cray Inc. Other product and service names mentioned herein are the trademarks of their respective owners.

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
Revenue:
Product	$30,015	$59,868
Service	25,095	19,679
Total revenue	55,110	79,547
Cost of revenue:
Cost of product revenue	23,972	45,570
Cost of service revenue	13,201	9,827
Total cost of revenue	37,173	55,397
Gross profit	17,937	24,150
Operating expenses:
Research and development, net	22,621	20,226
Sales and marketing	11,776	11,143
General and administrative	5,413	5,485
Total operating expenses	39,810	36,854
Loss from operations	(21,873)	(12,704)
Other expense, net	(646)	(335)
Interest income, net	61	376
Loss before income taxes	(22,458)	(12,663)
Income tax benefit	9,520	5,054
Net loss	$(12,938)	$(7,609)

Basic net loss per common share	$(0.34)	$(0.20)
Diluted net loss per common share	$(0.34)	$(0.20)

Basic weighted average shares outstanding	38,317	37,335
Diluted weighted average shares outstanding	38,317	37,335

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$187,691	$192,633
Restricted cash	18,100	—
Short-term investments	49,916	14,048
Accounts and other receivables, net	58,765	182,527
Inventory	118,194	95,129
Prepaid expenses and other current assets	31,722	20,999
Total current assets	464,388	505,336
Long-term restricted cash	15,100	13,768
Long-term investments	7,817	—
Property and equipment, net	30,624	30,278
Service inventory, net	1,709	1,828
Goodwill	14,182	14,182
Intangible assets other than goodwill, net	5,764	6,362
Deferred tax assets	24,592	19,206
Other non-current assets	11,700	12,406
TOTAL ASSETS	$575,876	$603,366

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35,833	$34,225
Accrued payroll and related expenses	10,348	22,470
Other accrued liabilities	13,709	22,225
Deferred revenue	89,553	91,488
Total current liabilities	149,443	170,408
Long-term deferred revenue	54,167	50,477
Other non-current liabilities	6,675	6,894
TOTAL LIABILITIES	210,285	227,779
Shareholders’ equity:
Common stock and additional paid-in capital	589,721	586,243
Accumulated other comprehensive income	572	853
Accumulated deficit	(224,702)	(211,509)
TOTAL SHAREHOLDERS’ EQUITY	365,591	375,587
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$575,876	$603,366

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Three Months Ended March 31, 2014
		Net Loss	Operating Loss	Diluted EPS	Gross Profit	Operating Expenses
GAAP		$(12.9)	$(21.9)	$(0.34)	$17.9	$39.8

Share-based compensation	(1)	2.5	2.5	0.07	0.1	2.4
Purchase accounting adjustments	(2)	0.1	0.1	—	0.1
Amortization of acquired intangibles	(2)	0.6	0.6	0.02	0.5	0.1
Income tax on reconciling items	(3)	0.3		0.01
Other items impacting tax provision	(4)	(8.2)		(0.22)
Total reconciling items		$(4.7)	$3.2	$(0.12)	$0.7	$2.5

Non-GAAP		$(17.6)	$(18.7)	$(0.46)	$18.6	$37.3

		Three Months Ended March 31, 2013
		Net Loss	Operating Loss	Diluted EPS	Gross Profit	Operating Expenses
GAAP		$(7.6)	$(12.7)	$(0.20)	$24.2	$36.9

Share-based compensation	(1)	1.7	1.7	0.04	0.1	1.6
Purchase accounting adjustments	(2)	1.0	1.0	0.03	1.0
Amortization of acquired intangibles	(2)	0.6	0.6	0.02	0.5	0.1
Income tax on reconciling items	(3)	0.3		0.01
Other items impacting tax provision	(4)	(4.4)		(0.13)
Total reconciling items		$(0.8)	$3.3	$(0.03)	$1.6	$1.7

Non-GAAP		$(8.4)	$(9.4)	$(0.23)	$25.8	$35.2

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges related to the acquisition of Appro International, Inc.
(3) Tax impact associated with reconciling items at non-GAAP tax rate
(4) Adjustments to reflect cash tax impact considering benefits principally related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Three Months Ended March 31, 2014
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$6.0	20%	$11.9	47%	$17.9	33%

Share-based compensation	(1)	—		0.1		0.1
Purchase accounting adjustments	(2)	0.1		—		0.1
Amortization of acquired intangibles	(2)	0.5		—		0.5
Total reconciling items		$0.6	1%	$0.1	—%	$0.7	1%

Non-GAAP		$6.6	21%	$12.0	47%	$18.6	34%

		Three Months Ended March 31, 2013
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$14.3	24%	$9.9	50%	$24.2	30%

Share-based compensation	(1)	—		0.1		0.1
Purchase accounting adjustments	(2)	1.0		—		1.0
Amortization of acquired intangibles	(2)	0.5		—		0.5
Total reconciling items		$1.5	2%	$0.1	—%	$1.6	2%

Non-GAAP		$15.8	26%	$10.0	50%	$25.8	32%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges related to the acquisition of Appro International, Inc.

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
GAAP to non-GAAP Net Income
(Unaudited; in millions except per share amounts and percentages)

		Three Months Ended March 31,
		2014	2013
GAAP Net Loss		$(12.9)	$(7.6)

Non-GAAP adjustments impacting gross profit:
Share-based compensation	(1)	0.1	0.1
Purchase accounting adjustments	(2)	0.1	1.0
Amortization of acquired and other intangibles	(2)	0.5	0.5
Total adjustments impacting gross profit		0.7	1.6

Non-GAAP gross margin percentage		34%	32%

Non-GAAP adjustments impacting operating expenses:
Share-based compensation	(1)	2.4	1.6
Amortization of acquired intangibles	(2)	0.1	0.1
Total adjustments impacting operating expenses		2.5	1.7

Non-GAAP adjustments impacting tax provision:
Income tax on reconciling items	(3)	0.3	0.3
Other items impacting tax provision	(4)	(8.2)	(4.4)
Total adjustments impacting tax provision		(7.9)	(4.1)

Non-GAAP Net Income		$(17.6)	$(8.4)

Non-GAAP Diluted Net Income per common share		$(0.46)	$(0.23)

Diluted weighted average shares		38.3	37.3

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible assets and other acquisition-related charges related to the acquisition of Appro International, Inc.
(3) Tax impact associated with reconciling items at non-GAAP tax rate
(4) Adjustments to reflect cash tax impact considering benefits principally related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets